Exhibit 99.1

NRG Yield Operating LLC, a Subsidiary of NRG Yield, Inc., Announces Consent Solicitation for its 5.375% Senior Notes due 2024 and 5.000% Senior Notes due 2026

PRINCETON, N.J.—March 22, 2018— NRG Yield Operating LLC (“Yield Operating LLC” or the “Company”), a subsidiary of NRG Yield, Inc. (NYSE: NYLD, NYLD.A) (“NRG Yield”), announced today that it is soliciting consents (the “Consent Solicitation”) from holders (the “Holders”) of its outstanding 5.375% Senior Notes due 2024 (the “2024 Notes”) and 5.000% Senior Notes due 2026 (the “2026 Notes and, together with the 2024 Notes, the “Notes”) to effect certain amendments to the indentures governing the Notes (the “Indentures”), as described below, upon the terms and subject to the conditions set forth in the Consent Solicitation Statement, dated March 22, 2018 (as may be amended or supplemented from time to time, the “Consent Solicitation Statement”).  The Consent Solicitation will expire at 5:00 p.m. New York City time, on March 29, 2018 (such time and date, as the same may be extended by the Company from time to time, the “Expiration Date”).

Certain details regarding the Consent Solicitation are set forth in the table below.

Title of Security	CUSIP No.	ISIN	Outstanding Principal Amount	Consent Payment per $1,000 Principal Amount(1)
5.375% Senior Notes due 2024	62943WAB5 (Registered)	US62943WAB54 (Registered)	$500,000,000	At least $2.50

5.000% Senior Notes due 2026	62943WAE9 (Registered)	US62943WAE93 (Registered)	$350,000,000	At least $2.50

	62943WAC3 (144A)	US62943WAC38 (144A)

	U67007AB7 (Reg. S)	USU67007AB77 (Reg. S)

As previously announced, on February 6, 2018, NRG Energy, Inc. (“NRG”) and NRG Repowering Holdings LLC, a wholly owned subsidiary of NRG, entered into a Purchase and

(1)  The Consent Payment for the Consent Solicitation for each series of Notes is an amount, per $1,000 principal amount of such series of Notes for which a Holder has validly delivered (on or prior to the Expiration Date) and not validly revoked its consent, equal to the product of $2.50 multiplied by a fraction, the numerator of which is the aggregate principal amount of such series of Notes outstanding at the Expiration Date and the denominator of which is the aggregate principal amount of such series of Notes for which the applicable Holders have validly delivered and not validly revoked consents. As a result, the Consent Payment for each series of Notes will range from $2.50 per $1,000 (if all Holders consent) to approximately $5.00 per $1,000 (if Holders of only a majority of the aggregate principal amount of the then-outstanding Notes consent). Holders who validly deliver (and do not validly revoke) their consents on or prior to the Expiration Date shall receive the Consent Payment, subject to the terms and conditions set forth herein.

Sale Agreement with a subsidiary of Global Infrastructure Partners’ third equity fund (“GIP”), pursuant to which the NRG parties agreed to sell to GIP NRG’s full ownership interest in NRG Yield, consisting of NRG Yield’s Class B and Class D common stock, as well as NRG’s renewable energy development and operations platform and NRG’s renewable energy development pipeline (such sale, the “Transaction”).  In connection with the Transaction, NRG Yield entered into a Consent and Indemnity Agreement (the “Consent and Indemnity Agreement”) with NRG and GIP setting forth key terms and conditions of NRG Yield’s consent to the Transaction.  Pursuant to the Consent and Indemnity Agreement, NRG Yield is causing the Company to commence this Consent Solicitation upon the request of GIP.  GIP will provide the funds to make the Consent Payment (as defined below) substantially concurrently with the consummation of the Transaction.  The Transaction is expected to close in the second half of 2018, subject to the satisfaction of customary closing conditions, including certain regulatory approvals.

The purpose of the Consent Solicitation is to amend the definition of “Change of Control” in each of the Indentures to provide an exception such that the completion of the Transaction will not constitute a Change of Control thereunder (the “Proposed Amendments”).  Accordingly, the Proposed Amendments would eliminate any obligation of the Company to make an offer to repurchase the Notes at 101% of the principal amount plus accrued and unpaid interest in the event of a “Change of Control Triggering Event” (as defined in the Indentures), which event includes both a Change of Control and a downgrade of the Notes by both Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc. during the period commencing 60 days prior to the consummation of the Transaction and ending 60 days afterwards.  On February 7, 2018 and in connection with the announcement of the Transaction, Standard & Poor’s Ratings Group and Moody’s Investors Service, Inc. reaffirmed the ratings of NRG Yield.

If the Company receives the Requisite Consents (as defined below) with respect to each series of Notes, the Company will make an aggregate cash payment (the “Consent Payment”), substantially concurrently with the consummation of the Transaction, (i) for the 2024 Notes equal to $1,250,000, and (ii) for the 2026 Notes equal to $875,000, in each case, to be shared by all consenting Holders of the applicable series of Notes in the event that Holders of at least a majority of the outstanding aggregate principal amount of such series consent (the “Requisite Consents”) and the other conditions applicable to the Consent Solicitation are satisfied.  The Consent Payment for the Consent Solicitation for each series of Notes is an amount, per $1,000 principal amount of such series of Notes for which a Holder has validly delivered (on or prior to the Expiration Date) and not validly revoked its consent, equal to the product of $2.50 multiplied by a fraction, the numerator of which is the aggregate principal amount of such series of Notes outstanding at the Expiration Date and the denominator of which is the aggregate principal amount of such series of Notes for which the applicable Holders have validly delivered and not validly revoked consents.  As a result, the Consent Payment for each series of Notes will range from $2.50 per $1,000 (if all Holders consent) to approximately $5.00 per $1,000 (if Holders of only a majority of the aggregate principal amount of the then-outstanding Notes consent). If, however, all conditions to the Consent Solicitation with respect to one series of Notes are not satisfied or waived, but all conditions to the Consent Solicitation with respect to the other series of Notes are satisfied or waived, then in the Company’s sole discretion, the Company may pay the Consent Payment for the series of Notes as to which such conditions are so satisfied or waived.

The Company intends to execute supplemental indentures to effect the Proposed Amendments (the “Supplemental Indentures”) promptly upon the Company accepting the Requisite Consents with respect to the applicable Notes (which may occur prior to the Expiration Date); however, the Proposed Amendments will not become operative until the payment of the Consent Payment, which will be made substantially concurrently with the consummation of the Transaction.  If the Consent Payment is not paid pursuant to the Consent Solicitation, the Proposed Amendments will be deemed to be revoked retroactively to the date of the Supplemental Indentures.

The Consent Solicitation is being made solely on the terms and subject to the conditions set forth in the Consent Solicitation Statement.  The Company may, in its sole discretion, terminate, extend or amend the consent solicitation at any time as described in the Consent Solicitation Statement.

D.F. King & Co., Inc. will act as the Information and Tabulation Agent for the Consent Solicitation.  Questions or requests for assistance related to the Consent Solicitation or for additional copies of the Consent Solicitation Statement and other related documents may be directed to D.F. King & Co., Inc. at (212) 269-5550 (banks and brokers) and (800) 628-8510 (all others, toll free).  Holders of the Notes may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.  Holders of the Notes are urged to review the Consent Solicitation Statement for the detailed terms of the Consent Solicitation and the procedures for consenting to the Proposed Amendments.  The Company has retained Credit Suisse, BofA Merrill Lynch and RBC Capital Markets as solicitation agents with respect to the Consent Solicitation.  Questions concerning the terms of the Consent Solicitation should be directed to Credit Suisse at (800) 820-1653 (toll free) or (212) 325-2476 (collect), BofA Merrill Lynch at (888) 292-0070 (toll free) or (980) 386-6026 (collect), or RBC Capital Markets at (877) 381-2099 (toll free) or (212) 618-7843 (collect).

About NRG Yield

NRG Yield owns a diversified portfolio of contracted renewable and conventional generation and thermal infrastructure assets in the United States, including fossil fuel, solar and wind power generation facilities that have the capacity to support more than two million American homes and businesses. NRG Yield’s thermal infrastructure assets provide steam, hot and/or chilled water, and in some instances electricity, to commercial businesses, universities, hospitals and governmental units in multiple locations. NRG Yield’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols NYLD and NYLD.A, respectively.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to certain risks, uncertainties and assumptions and typically can be identified by the use of words such as “expect,” “estimate,” “should,” “anticipate,” “forecast,” “plan,” “guidance,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding the satisfaction of the conditions to the NRG Yield’s consent to the sale by NRG of its interests in the Company, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG Yield believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, including wind and solar performance, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulations, the condition of capital markets generally, NRG Yield’s ability to access capital markets, cyber terrorism and inadequate cybersecurity, the ability to engage in successful mergers and acquisitions activity, potential risks as a result of NRG’s sale of its ownership interest in NRG Yield, including the inability to meet certain deadlines, failure of the conditions to be met, unanticipated liabilities in connection with the sale or the reaction of customer, partners or lenders to the transaction, unanticipated outages at NRG Yield’s generation facilities, adverse results in current and future litigation, failure to identify, execute or successfully implement acquisitions (including receipt of third party consents and regulatory approvals), NRG Yield’s ability to enter into new contracts as existing contracts expire, NRG Yield’s ability to acquire assets from NRG or third parties, NRG Yield’s ability to close drop down transactions, and NRG Yield’s ability to maintain and grow its quarterly dividends.

NRG Yield undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The foregoing review of factors that could cause NRG Yield’s actual results to differ materially from those contemplated in the forward-looking statements included in this press release should be considered in connection with information regarding risks and uncertainties that may affect NRG Yield’s future results included in NRG Yield’s filings, or the filings of Yield Operating LLC or NRG Yield LLC, with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:
Marijke Shugrue	Kevin L. Cole, CFA
609.524.5262	609.524.4526

Lindsey Puchyr
609.524.4527